EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed registration statements on Form S-8 (File Nos. 33-57614 and 33-90254).



ARTHUR ANDERSEN LLP



Miami, Florida,
  November 27, 1996